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                                                                    Exhibit 5.01


                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                            TELEPHONE (617) 248-5000
                            FACSIMILE (617) 248-4000


                                                  August 18, 2000


The Board of Directors
Natural MicroSystems Corporation
100 Crossing Boulevard
Framingham, Massachusetts 01702

         Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Natural MicroSystems Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on or about August 18, 2000 under the Securities Act of 1933, as amended (the "Act").

         The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities with an aggregate public offering price of up to $500,000,000: (i) senior or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under an Indenture (the "Indenture"), proposed to be entered into between the Company and a trustee to be selected (the "Trustee"), a form of which has been filed as an exhibit to the Registration Statement; (ii) shares of preferred stock, $0.01 par value per share (the "Preferred Stock"), in one or more series, (iii) shares of common stock, $0.01 par value per share (the "Common Stock"), and (iv) warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (the "Warrants"). The shares of Preferred Stock and Common Stock referred to above also include such indeterminate number of shares of Preferred Stock or Common Stock as may be issued upon conversion or exchange of any convertible or exchangeable Debt Securities or Preferred Stock or upon exercise of the Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the"Indeterminate Stock"). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Stock are collectively referred to herein as the "Offered Securities."

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The Board of Directors
Natural MicroSystems Corporation
August 18, 2000
Page 2


         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) a copy of the form of Indenture; (iii) the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"); (iv) the By-Laws of the Company, as currently in effect (the "By-Laws"); (v) a specimen certificate evidencing the Common Stock; and (vi) certain votes adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of the Offered Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. We have assumed that the Indenture will be duly authorized, executed and delivered by the applicable Trustee and that any Debt Securities that may be issued will be manually signed by duly authorized officers of the Trustee. In addition, we have assumed that the terms of the Offered Debt Securities (defined below), the Offered Preferred Stock (defined below) and the Offered Warrants (defined below) will have been established so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have also assumed that (i) any stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with, the Delaware General Corporation Law (the "DGCL"), and (ii) any stock certificates evidencing any Offered Common Stock (defined below) issued will conform to the specimen certificate examined by us and will be duly executed and delivered. We have also assumed that the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of other officers of the Company and others.

         We have assumed that the execution and delivery by the Company of the Offered Debt

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The Board of Directors
Natural MicroSystems Corporation
August 18, 2000
Page 3


Securities and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Certificate of Incorporation or By-laws), (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations of the State of Delaware, the Commonwealth of Massachusetts and of the United States of America, in each case, that, in our experience, are normally applicable to transactions of the type provided for by the Registration Statement, but without our having made any special investigation with respect to any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

         We express no opinion as to the laws of any jurisdiction other than the laws of The Commonwealth of Massachusetts, the General Corporation Law of State of Delaware and the federal securities laws of the United State of America. To the extent that the laws of any other jurisdiction govern any of the matters as which we are opining herein, we have assumed that such laws are identical to the laws of The Commonwealth of Massachusetts.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; and (v) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, (1) the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company;

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The Board of Directors
Natural MicroSystems Corporation
August 18, 2000
Page 4


and (2) if the Offered Debt Securities are convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Debt Securities has been authorized by all necessary corporate action, that the Offered Debt Securities have been converted in accordance with their terms and the terms of the applicable Indenture and that the certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 1, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Debt Securities, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to affect the validity of such issuance.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation, including a Certificate of Designation relating to the Offered Preferred Stock, and the By-Laws; (iv) the filing of a Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if the Offered Preferred Stock is convertible into Offered Common Stock, the Offered Common Stock issuable upon conversion of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock upon conversion of the Offered Preferred Stock has been authorized by all necessary corporate action, that the Offered Preferred Stock has been converted in accordance with the terms of a duly authorized, executed and filed Certificate of Designation and that any certificates evidencing such shares of Offered Common Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 2, we have assumed that, at the time of issuance of any Offered Common Stock upon conversion of the Offered Preferred Stock, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to

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The Board of Directors
Natural MicroSystems Corporation
August 18, 2000
Page 5


affect the validity of such issuance.

         3. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the issuance and sale of the Offered Common Stock have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the By-Laws; (iv) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) any certificates representing the shares of the Offered Common Stock have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the shares of the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         4. With respect to the Warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the terms of the issuance and sale of the Offered Warrants have been duly established by all necessary corporate action in conformity with the Certificate of Incorporation and the By-Laws; (iv) a debt warrant agreement or stock warrant agreement, as the case may be, relating to such Warrants in a form to be filed as an exhibit to the Registration Statement has been duly authorized, executed and delivered by the Company, the warrant agent appointed by the Company and any other parties thereto; and (v) such Offered Warrants have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, (1) the Offered Warrants, when issued and sold in accordance with the applicable debt warrant agreement, stock warrant agreement or any other duly authorized, executed and delivered applicable purchase agreement, will be valid and binding obligations of the Company; and (2) if the Offered Warrants

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The Board of Directors
Natural MicroSystems Corporation
August 18, 2000
Page 6


are convertible into Offered Common Stock or Offered Preferred Stock, the Offered Common Stock or Offered Preferred Stock issuable upon conversion of the Offered Warrants will be duly authorized, validly issued, fully paid and nonassessable, assuming the issuance of the Offered Common Stock or the Offered Preferred Stock upon conversion of the Offered Warrants has been authorized by all necessary corporate action, that the Offered Warrants have been converted in accordance with their terms and the terms of the applicable warrant purchase agreement and that the certificates evidencing such shares of Offered Common Stock or Offered Preferred Stock are duly executed and delivered. In rendering the opinion set forth in clause (2) of this paragraph 4, we have assumed that, at the time of issuance of any Offered Common Stock or Offered Preferred Stock upon conversion of the Offered Warrants, the Certificate of Incorporation, the By-Laws and the DGCL shall not have been amended so as to affect the validity of such issuance.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.


                                              Very truly yours,

                                              s/ Choate, Hall & Stewart